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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549



                      -----------------------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE


                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  November 2, 2001

                           HANOVER COMPRESSOR COMPANY

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



         Delaware                      1-13071            75-0625124
(State or Other Jurisdiction      (Commission File       (IRS Employer
     of Incorporation)                 Number)        Identification No.)

       12001 North Houston Rosslyn                           77086
         Houston, Texas  77086                             (Zip Code)
(Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (281) 447-8787
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Item 5.  Other Events.

See the following press release:

    HANOVER COMPRESSOR EXPECTS TO REPORT 3Q01 EARNINGS PER SHARE BEFORE NON-
             OPERATING CHARGES CONSISTENT WITH CONSENSUS ESTIMATES
                                      ---
     ANTICIPATES PRE-TAX NON-OPERATING CHARGES OF APPROXIMATELY $9 MILLION
                                      ---
 DETAILS OF EARNINGS CONFERENCE CALL SCHEDULED FOR 9 A.M. ET, THURSDAY, NOV. 8

  HOUSTON, November 2, 2001 -- Hanover Compressor (NYSE: HC), the global leader in outsourced natural gas compression and treating services, said today it expects to report third quarter 2001 earnings per share before non-operating charges consistent with consensus analyst estimates of between $0.34 and $0.38 per share, compared to $0.23 per share in third quarter of 2000.

  The Company said it expects to record a total of approximately $9 million in pre-tax non-operating charges and $500,000 in lease-related operating charges that will reduce reported fully diluted earnings per share approximately $0.07 in the quarter. These items include a $6 million non-cash charge attributable to the change in fair market value of an interest rate swap held by the Company which does not qualify for hedge accounting under Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivatives. The rule requires Hanover to mark to market quarterly the fair market value of derivative instruments and to recognize certain non-cash charges or income on its income statement. Hanover uses interest rate swap agreements to mitigate the risk of potential increases in interest rates affecting its floating interest rate debt. Other non-operating charges Hanover will take in the quarter include approximately $3 million related to a bridge loan commitment fee associated with Hanover's recent acquisition of Production Operators Corp. and related assets from Schlumberger Ltd. These charges will have an immaterial impact on Hanover's cash flow from operations, reflecting the Company's continued strong performance. Additionally, the Company will recognize approximately $500,000 in non-cash deferred transaction charges associated with the Company's exercise during the quarter of its purchase option under its 1998 operating lease.

  Management plans to update its outlook for the fourth quarter and fiscal year 2002 when it reports third quarter earnings after the close of trading on November 7th. The Company will host a conference call the following day at 9 a.m. ET. To access the call, participants should dial 913-891-4901 at least 10 minutes before the scheduled start time. For those unable to participate on the call, a replay will be available from 12:00 p.m. (ET) on Wednesday, November 8th, until midnight, Wednesday, November 14th. To listen to the replay, please call (719) 457-0820. The access code for the call is 640344.

  Hanover Compressor Company is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

  Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition, the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 HANOVER COMPRESSOR COMPANY


Date:  November 5, 2001          By: /s/ Michael J. McGhan
                                    ---------------------------------
                                    Michael J. McGhan
                                    President and Chief Executive Officer